Exhibit 10.9

December 30, 2011

Re:    Third Amendment to Subscription Documents & Waiver of Default

Dear Nuvel Investors:

Nuvel Inc. (the “Company”) and Middlebury Securities LLC (the “Placement Agent”) hereby seek your consent to make certain amendments to the Confidential Term Sheet, the Secured Convertible Promissory Notes (each a “Note” and collectively, the “Notes”); and the Common Stock Purchase Warrants (the “Warrants”) circulated by the Company in connection with the Company’s $3,000,000 bridge round financing transaction (such documents, collectively, the “Subscription Documents” and such financing, the “Offering”).   In addition, by executing this Agreement (defined below), each Investor (defined below) hereby agrees to waive any Events of Default that may have occurred or would occur but for the giving of notice or the passage of time under the terms of the Subscription Documents, including, without limitation the Note, as of the date hereof (the “Defaults”) to give the Company additional time and funding needed in order to complete a reverse merger and Qualified Financing transaction as contemplated by the Subscription Documents.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Documents.  Investors in the Offering may be referred to herein as the “Investors”.  This letter agreement shall be referred to herein as the “Agreement”. The terms “Collateral” and “Secured Obligations” shall have the meanings ascribed to such terms in the Amended and Restated Security and Collateral Agent Agreement entered into by the Company and the Investors in connection with the Offering (the “Security Agreement”).

1.             Amendment to the Notes.  This Agreement amends and restates Section 3 of the Notes as follows:

“3.           Optional Conversion.

(i)           In the event a Qualified Financing (as defined below) is consummated by the Company and subject to the terms herein, upon the written election of Payee delivered to the Company prior to the closing of the Qualified Financing, the Payee shall have the option to (a) convert the principal amount of the Secured Note, plus accrued but unpaid interest thereon (the “Conversion Amount”), into the same securities purchased by investors in the Qualified Financing, including any warrants issued in connection therewith, as the same terms received by such Investors (such securities, the

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“Qualified Securities”), at a conversion price (the “Conversion Price”)  equal to the lower of (x) the price per share of the Qualified Securities and (y)$0.54 cents per share, subject to adjustment to reflect forward or reverse stock splits, recapitalizations, stock dividends, and the like, or (b) tender their Secured Notes to the Company for immediate repayment of principal and accrued and unpaid interest.  The Company shall give the Payee not less than 30 days’ prior written notice of the closing of any such Qualified Financing.  For purposes of this Section, the term “Qualified Financing” is defined as the sale for cash by the Company or any company with which it completes a reverse merger or any business combination of debt or equity securities generating aggregate gross proceeds of at least $1,500,000 (including for such purpose debt canceled through conversion of principal and interest with respect to the Secured Notes but deducting any repayment in cash of principal and interest with respect to the Secured Notes and a secured promissory note of $390,000 issued to Paragon Offshore Capital LP for assisting to fund a reverse merger transaction of the Company;) provided, that the company issuing the Qualified Securities is the record owner (or parent company of the record owner) of all Collateral securing the payment of the Company’s Secured Obligations (pursuant to the terms set forth in the Security Agreement) upon the closing of the Qualified Financing.  The number of shares that shall be issuable with respect to the Qualified Securities shall equal the number derived by dividing (A) the principal amount plus accrued and unpaid interest thereon of this Secured Note, by (B) the Conversion Price. The Qualified Securities to be issued upon any such conversion shall have the same rights, preferences and privileges as the securities issued to investors in the Qualified Financing, except that the conversion price of the Qualified Securities shall be the Conversion Price. The Payee, upon making such conversion or exchange, shall be required to execute and upon such execution shall be entitled to all the benefits of, any agreements entered into among the Company and the holders of the Qualified Securities. If the shares sold in the Qualified Financing are sold as units including warrants or other securities, the Payee upon conversion or exchange shall receive all the securities comprising the units. No fractional shares shall be issued upon a conversion or exchange into Qualified Securities. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.”

           2.           Amendment to the Warrants.  This Agreement hereby amends and restates the first paragraph, Sections 2 and 11(e) of the Warrants as follows:

“THIS CERTIFIES that, for value received, [___________] (the “Purchaser” or “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to the earlier of (a) 8:00 p.m. New York City Time on the date that is seven years after the date hereof, or (b) the closing of a Sale or Merger Transaction (as defined below) (the “Termination Date”), but not thereafter, to subscribe for and purchase from Nuvel Inc., a Delaware corporation (the “Company”) or any company with which it completes a reverse merger or other business combination, a number of shares (such shares, the “Warrant Shares”) of the common stock of the Company or the company with which it completes a reverse merger or other business combination (the “Common Stock”) calculated pursuant to Section 2 below at a per share exercise price equal to the Conversion Price (as defined in the Note), as adjusted.  The Company shall provide the Holder with written notice of the closing of a Sale or Merger Transaction (a “Sale Notice”) not less than 15 days prior thereto.   The exercise price of the per share (as adjusted from time to time pursuant to the terms of such Warrant, the “Exercise Price”; and such warrants, the “Warrants”) and the shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.  This Warrant is being issued in connection with the Subscription Agreement dated the date hereof (the “Subscription Agreement”), entered into between the Company and in connection with the Company’s offering of up to $3,000,000 in Secured Convertible Promissory Notes (each a “Note”, collectively, the “Notes”, and such offering, the “Offering”).”

           “2.           Number of Warrants; Exercise Price; Authorization of Shares.

(a)           The number of Warrant Shares that a Holder shall be entitled to receive shall equal the number derived by dividing an amount equal to (i) fifty percent (50%) of the principal amount of the Note, plus accrued but unpaid interest thereon, by (ii) the Conversion Price (such price, the “Exercise Price”).

(b)           The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of this Warrant and payment of the aggregate Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance of the Warrant Shares (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).”

“11.           (e) Subsequent Equity Sales.  In the event that on or subsequent to the Closing Date, the Company issues or sells any Common Stock, any securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (the “Common Stock Equivalents”) (other than (i) securities (including any securities issued in a Qualified Offering including, without limitation, securities issued to holders of the Company’s Secured Notes as a result of conversion) which are issued pursuant to the Subscription Agreement or any other agreements executed in connection with the Offering, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Subscription Agreement or issued in the future pursuant to stock plans approved by the Board of Directors, (iii) securities issued in connection with a strategic transaction, (iv) securities issued in connection with any reverse merger transaction, including a $390,000 secured promissory note and a warrant to be issued to Paragon Capital Offshore LP or its designee in connection with assistance in funding a reverse merger transaction for the Company, or (v) a warrant issued to Paragon Capital LP) at an effective price per share which is less than the Exercise Price, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced to the lowest per share price of Common Stock in such issuance or sale or deemed issuance or sale.  If, at any time while this Warrant is outstanding, the Company or any subsidiary issues Common Stock Equivalents with an exercise price (the “Effective Price”) or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date). Simultaneously with any adjustment to the Exercise Price pursuant to this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.”

3.           Waiver of Defaults and Default Interest Rate. Each Investor hereby waives the Defaults and agrees to extend the Maturity Date of its Note until the later of (i) two (2) months from the Maturity Date of each individual Investor’s Note (after giving effect to any extension options exercised by the Company) and (ii) February 28, 2012 (the “Outside Date”) to grant the Company additional time necessary to complete the Qualified Financing.  In addition, in consideration for a reduction in the Conversion Price of the Notes and Exercise Price of the Warrants, each Investor hereby agrees to waive any right to receive a default interest rate and hereby agrees to accept an annual rate of 12% for the entire term of Investor’s Note. Lastly, the Company plans to issue a secured promissory note of $390,000 to Paragon Capital Offshore LP or its designee (the “Paragon Note”) for assisting to fund the reverse merger transaction, which shall be in substantially the form of the Notes except that such note shall not be convertible into common stock of the Company and shall be due and payable upon December 31, 2012. Each Investor also hereby agrees to waive any Defaults with respect to the issuance of the Paragon Note.

           4.           Investor Consent.  Please sign below to acknowledge your consent to: (i) the change to the Conversion Price, (ii) the change to the Exercise Price, (iii) the extension of the Maturity Date of the Notes to the Outside Date, (iv) the waiver of any Defaults which may have occurred under the Notes and/or Subscription Documents (v) agree not to declare any Event of Default until after the Outside Date, (vi) agree to waive any automatic Event of Default until after the Outside Date, (vii) agree to be bound by the terms of the Subscription Documents as amended, and (viii) to ratify, confirm and approve all actions heretofore taken by the Company, the Placement Agent and their respective agents, legal counsel and advisors in connection with any matter referred to or contemplated by this Agreement and waive any claims against the foregoing in connection with the transactions contemplated hereby and by the Subscription Documents, as amended.

5.           No Other Changes.  Except as expressly set forth in this Agreement, all other provisions of the Subscription Documents (as amended by the first two amendments to the Subscription Documents executed by the Company and investors earlier this year) shall remain in full force and effect.

6.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.  Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

7.           Governing Law.  This Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by, and interpreted and determined in accordance with, the law of the State of New York without giving effect to conflicts of laws principles.

8.           Conflicts.  To the extent that any term or provision of this Agreement conflicts with any term or provision of the Note or the Subscription Documents, as amended, the term or provision of this Agreement shall control.

9.           Additional Agreements. Each of the Company and the Investors executing this Agreement hereby acknowledges that (a) they have been represented (or had an opportunity to be represented) by independent legal counsel of his, her or its own choice throughout all negotiations in connection with the Offering that preceded the execution of the Subscription Documents and this Agreement and that he, she or it has executed the Subscription Documents and this Agreement with the consent and on the advice of such independent legal counsel or waived the right to do so, (b) he, she or it has carefully and thoroughly read this Agreement in its entirety and fully understood its terms and effects, and agrees that the terms hereof are fair and reasonable, (c) he, she or it has executed this Agreement willingly and without acting under any duress, and (d) that he, she, or it shall be bound hereby, in all respects.

           10.           Effectiveness of Agreement.  The amendments to the Subscription Documents and waivers of Defaults described herein shall become effective following the Company’s receipt of signatures from Investors representing all principal amounts of Notes outstanding as of the date hereof.

Please be sure to retain a copy of this Agreement for your records as it constitutes an amendment to your Subscription Documents.  Please fax an executed copy of this Agreement to Donna Schulze at (303) 955-1593.

           If you have any questions regarding this letter or the changes described herein, please contact Donna Schulze of Middlebury Securities LLC at (303) 549-0811.

Very truly yours,

Middlebury Securities LLC

By:  /s/  Michael Teicher
Name:   Michael Teicher
Title:     Partner & Authorized Signatory

cc:           Jay Elliot, CEO, Nuvel Inc.
Greg Osborn, Partner, Middlebury Securities LLC

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has executed and delivered this Agreement on the date first written above.

AGREED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE: FOR INDIVIDUAL INVESTORS: ___________________________________ (signature) ___________________________________ (print name)
FOR ENTITY INVESTORS OR TRUSTS

___________________________________
(print name of entity or trust)

By:              _____________________________
Name:         _____________________________
Title:           _____________________________

NUVEL INC. By: /s/ Jay Elliot Name: Jay Elliot Title: Chief Executive Officer	MIDDLEBURY SECURITIES LLC By: /s/ Michael Teicher Name: Michael Teicher Title: Partner & Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO
SUBSCRIPTION DOCUMENTS & WAIVER OF DEFAULT]